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                                                                   EXHIBIT 10.27

                            NONCOMPETITION AGREEMENT

           This NONCOMPETITION AGREEMENT (the "Agreement") is made as of October 13, 1998, by and among Platinum Software Corporation, a Delaware corporation ("Parent") Zoo Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Stuart W. Clifton ("Stockholder").

                                    RECITALS

           A. Stockholder is a stockholder of DataWorks Corporation, a Delaware corporation ("Company"). Parent, Merger Sub and Company have entered into an Agreement and Plan of and Reorganization dated as of October 13, 1998 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") by Parent of Company pursuant to a merger of Merger Sub and Company (the "Merger"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Reorganization Agreement.

           B. Stockholder plans to vote in favor of the Merger and receive all the benefits of the Merger, and in connection therewith and in exchange for the consideration described herein, Stockholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with Company in the manner and to the extent herein set forth.

           C. Stockholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Stockholder as a stockholder of Company. Stockholder has also entered into an Executive Employment Agreement with Parent dated as of October 13, 1998 ("the Employment Agreement").

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Stockholder agree as follows:

1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with Company he has developed considerable expertise in the business operations of Company and has had access to extensive confidential information with respect to Company. Stockholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in Company materially impaired, if Stockholder were to enter into an activity competing with Company's business in violation of the terms of this Agreement or if Stockholder were to disclose or make unauthorized use of any confidential information concerning the business of Company. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects and further acknowledges that the covenants of Stockholder herein are given in part in consideration of Stockholder's entitlement to and receipt of benefits of the Merger.

2. NONCOMPETITION. Commencing as of the Closing and until the later of (a) the date three (3) years after the Closing Date, and (b) the time Stockholder ceases to serve as an employee


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and/or consultant to Parent pursuant to that certain Executive Employment
Agreement (the "Executive Employment Agreement") entered into between Stockholder and Parent as of October __, 1998 (the "Restriction Period"), Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (a) engage or participate in any business or activity that competes with the business of the Parent or (b) be or become an officer, director, stockholder, owner, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, any person or entity, which is competitive with the business of the Parent within the Territory. For the purposes of this Section 3, the "business of the Parent" shall be defined as the business of the Parent consisting of the selling, implementation and support of multi-function integrated applications software primarily relating to manufacturing, help desk, customer support, customer service, human resource, payroll, salesforce automation or financial accounting. Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (a) or
(b) above, if (x) Stockholder participates in any such business solely as a passive investor in up to 2% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Stockholder is employed by a business or enterprise that is engaged primarily in a business other than the business of the Parent and Stockholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of the Parent.

3. NONSOLICITATION. Stockholder agrees that he will not:

           (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Stockholder's own behalf or on behalf of any other person or entity) during the Restriction Period any employee of Company, Parent or any of Parent's subsidiaries to leave his or her employment with Company, Parent or any of Parent's subsidiaries; or

           (b) employ, or permit any entity over which Stockholder exercises voting control to employ, during the Restriction Period any person who shall have voluntarily terminated his or her employment with Company, Parent or any of Parent's subsidiaries following October 21, 1998 (excluding any person who shall have been involuntarily terminated by the act of the Company, Parent or any of Parent's subsidiaries) until such time as the employee has not been an employee of Company, Parent or any of Parent's subsidiaries for at least one (1) year.

4. NONCOMPETITION PAYMENT. In consideration of Stockholder's obligations described herein, concurrent with the Effective Time (as defined in the Reorganization Agreement) of the Merger, Parent shall pay to Stockholder the amount of $1,000,000.

5.         SEVERABILITY, ETC.

           (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement


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shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

           (b) The parties intend that the covenant contained in Section 2 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 2 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

6. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

           To Parent or
           Merger Sub at:         Platinum Software Corporation
                                  195 Technology Drive
                                  Irvine, CA 92718
                                  Attn: Vice President, General Counsel
                                  Fax:  (714) 450-4447

           with a copy to:        Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, CA  94304
                                  Attn:  Larry W. Sonsini, Esq.
                                  Fax:   (650) 493-6811

           To Stockholder at:     Stuart W. Clifton
                                  17688 Calle Mayor
                                  Rancho Santa Fe, CA 92067


7. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

8. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or Company or the business operated by Parent, Merger Sub or Company. This Agreement is not assignable by Stockholder.



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9. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

12. AGREEMENT SUBJECT TO CLOSING OF MERGER. Notwithstanding any other provision of this Agreement, Stockholder shall have no obligations under this Agreement until the Closing occurs and Stockholder's obligations under this Agreement shall be subject to the Closing. This Agreement shall terminate in any event upon the termination of the Reorganization Agreement in accordance with its terms.




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           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                          STOCKHOLDER

                                          /s/ STUART W. CLIFTON
                                          --------------------------------------
                                          Stuart W. Clifton



                                         PLATINUM SOFTWARE CORPORATION

                                         By: /s/ L. GEORGE KLAUS
                                             -----------------------------------
                                                 L. George Klaus
                                             -----------------------------------
                                             [Print Name Title]


                                         ZOO ACQUISITION CORPORATION

                                         By: /s/ PERRY TARNOFSKY
                                             -----------------------------------
                                                 Perry Tarnofsky
                                             -----------------------------------
                                             [Print Name Title]




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                                   APPENDIX A

                                    TERRITORY

           (1) All counties of California, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any other foreign country or territory in which the business of the Parent is carried on.



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